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                                                           EXHIBITS 5.1 AND 23.3

                    [LETTERHEAD OF THELEN REID & PRIEST LLP]


                                                              September 21, 2000


Advanced Energy Industries, Inc.
1625 Sharp Point Drive
Fort Collins, CO 80525

Ladies and Gentlemen:

     We have acted as counsel for Advanced Energy Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission (the "Commission") (as such registration statement may be amended from time to time the "Registration Statement"), relating to the issuance and sale of up to 900,000 shares of common stock, $0.001 par value, of the Company ("Common Stock"), pursuant to the Agreement and Plan of Reorganization, dated as of July 6, 2000 (the "Agreement"), by and among the Company, Flow Acquisition Corporation, a Colorado corporation and wholly owned subsidiary of the Company, and Engineering Measurements Company, a Colorado corporation.

     In so acting, we have examined the Registration Statement, the Company's Certificate of Incorporation and Bylaws, as in effect as of the date hereof, and such other documents, records, certificates of officers of the Company, certificates of public officials and other instruments as we have deemed necessary or appropriate under the circumstances for purpose of giving the opinion expressed herein. In making such examinations, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as certified copies or photocopies; and (iv) the identity and capacity of all individuals acting or purporting to act as public officials.

     Based on the foregoing, we are of the opinion that the Common Stock to be offered and sold by the Company pursuant to the Agreement, when issued in the manner contemplated by the Agreement, will be legally issued, fully paid and non-assessable.

     We are members of the bar of the State of California and we express no opinion as to the laws of any state or jurisdiction other than federal laws of the United States, the laws of the State of California and the corporate laws of the State of Delaware.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the use of our name under the heading "Legal Matters" in the Proxy Statement/Prospectus filed with the Commission as a part of the Registration Statement.

                                      Very truly yours,


                                      /s/ Thelen Reid & Priest LLP


                                      THELEN REID & PRIEST LLP
CCWC/MLJ